UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

Oncorus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39575	47-3779757
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

50 Hampshire Street, Suite 401 Cambridge, Massachusetts		02139
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (857) 320-6400

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Directors Not Standing for Re-Election at 2021 Annual Meeting

On March 17, 2021, Dr. Cameron Wheeler, Ph.D. and Dr. Robert Kirkman, M.D. each notified the board of directors of Oncorus, Inc. (the “Company”) of his respective intent not to stand for re-election at the 2021 Annual Meeting of Stockholders to be held in June 2021 (the “Annual Meeting”). Neither Dr. Wheeler’s nor Dr. Kirkman’s decision not to stand for re-election was due to any disagreement with the Company on any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. Each of Dr. Wheeler’s and Dr. Kirkman’s term as a director will end at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCORUS, INC.

By:	/s/ John McCabe
John McCabe
Chief Financial Officer

Dated: March 23, 2021